UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2005

RENAISSANCE LEARNING, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22187	39-1559474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin (Address of principal executive offices)	54495-8036 (Zip code)

                    (715) 424-3636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On February 10, 2005, Renaissance Learning, Inc., a Wisconsin corporation (the “Company”), issued a press release (the “Press Release”) regarding the Company’s declaration of a quarterly cash dividend and the authorization of additional shares under the Company’s stock repurchase program.  The Company’s board of directors increased the quarterly cash dividend by 25%, from $.04 per share to $.05 per share.  The cash dividend is to be paid March 11, 2005 to the Company’s shareholders of record as of February 25, 2005.  The Company’s board of directors also authorized an additional three million shares under the Company’s stock repurchase program, bringing the total shares authorized for repurchase to 8.0 million, 4.3 million of which have been repurchased under prior authorization.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

99.1	Press Release dated February 10, 2005 (relating to declaration of quarterly cash dividend and authorization of additional shares under stock repurchase program)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 14, 2005

RENAISSANCE LEARNING, INC.

By:  /s/ Mary T. Minch

Mary T. Minch

Vice President-Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 10, 2005 (relating to declaration of quarterly cash dividend and authorization of additional shares under stock repurchase program)